UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 14, 2005

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(Sate or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 -Financial Information

Item 2.06  Material Impairments

As reported in its Form 10-Q for the three months ended June 30, 2005 ("Second Quarter Form 10-Q"), Electronic Data Systems Corporation ("EDS") has investments associated with leveraged aircraft leases with Delta Airlines.  These leases were entered into in 1988, and represented approximately $26 million of EDS' overall investment in leveraged aircraft leases as of June 30, 2005.  Reference is made to Note 6 of the Notes to Unaudited Condensed Consolidated Financial Statements in the Second Quarter Form 10-Q for further information regarding this investment.

Delta Airlines' bankruptcy filing on September 14, 2005, increases the likelihood that future estimated cash flows from this investment will not be sufficient to recover its carrying amount.  As a result, EDS expects to record an non-cash impairment charge in the third quarter of 2005 to write down its investment associated with these leases. A final determination by Delta Airlines as to the status of these leases post-bankruptcy is not expected in the near term.  EDS has no other significant commercial relationships with Delta Airlines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

September 15, 2005                                                                                                 By:    /S/ ROBERT H. SWAN

                                                                                                                                           Robert H. Swan, Executive Vice
                                                                                                                                           President and Chief Financial Officer

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